UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/06/2010

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The registrant, Unitrin, Inc. ("Unitrin" or the "Company"), issued a press release today announcing that Eric J. Draut has resigned his position as Executive Vice President and Chief Financial Officer of Unitrin, effective September 3, 2010, to pursue other opportunities, and that he will also resign as a member of Unitrin's board of directors as of the same date. Additional terms related to Mr. Draut's separation are the subject of current discussions between Mr. Draut and Unitrin. The Company also announced that it has designated Richard Roeske, its Vice President and Chief Accounting Officer, as interim Chief Financial Officer pending completion of a search for a permanent replacement. The resignation and the interim CFO designation occurred on August 6, 2010.

In connection with his role as interim Chief Financial Officer, which will be effective on September 3, 2010, Mr. Roeske and Unitrin have entered into an agreement that will entitle Mr. Roeske to receive a special incentive bonus in the amount of 25% of his base annual salary in effect as of April 1, 2010 if his employment with the Company continues satisfactorily through March 15, 2011. Mr. Roeske's business experience, positions with the Company and compensation are described in Unitrin's Proxy Statement for the 2010 Annual Meeting of Shareholders on file with the Securities and Exchange Commission ("SEC"), under the headings "Unitrin Executive Officers" and "Executive Officer Compensation and Benefits." There are no family relationships between Mr. Roeske and any director or other executive officer of the Company, and no transactions involving Mr. Roeske or a member of his immediate family that would require disclosure by the Company under Item 404(a) of SEC Regulation S-K.

Further information about these events and the Company is included in the press release issued by Unitrin on August 12, 2010, attached hereto as Exhibit 99.01 and incorporated herein by reference.

This report contains information that includes or is based upon forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Unitrin with the SEC. No assurances can be given that the results contemplated in any forward-looking statements will be achieved at all or in any particular timetable, and Unitrin assumes no obligation to publicly correct or update any forward-looking statements as a result of any subsequent developments. However, readers are advised to consult any further disclosures Unitrin makes on related subjects in its SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: August 12, 2010	By:	/s/ Donald G. Southwell
Donald G. Southwell
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.01	Press Release dated August 12, 2010